Exhibit 99.1

Investor Contact: Michelle D. Esterman Chief Financial Officer +352 2469 7950 Michelle.Esterman@Altisource.lu	Press Contact: Barbara L. Goose Global Chief Marketing Officer 617.728.5501 Barbara.Goose@Altisource.com

Altisource Acquires Owners.com to Expand Online Residential Real Estate Business

Addition of One of the Largest Self-Directed Real Estate Marketplaces

Substantially Expands Altisource’s Residential Real Estate Capabilities

LUXEMBOURG, November 24, 2014 — Altisource Portfolio Solutions S.A. (“Altisource”) (Nasdaq:ASPS) today announced it has acquired the Owners.com® business to expand Altisource’s growing position in the residential real estate industry. The acquisition adds an innovative, flat-fee MLS service to Altisource’s offerings, enabling the company to serve the fast-growing category of limited service home sellers. Owners.com will operate alongside Altisource’s online real estate auction marketplace, Hubzu.com.

Altisource Chief Executive Officer William Shepro said, “Owners.com is one of the leading self-directed online real estate marketplaces, and this acquisition fits perfectly with the future of our company. It allows us to combine the expertise we offer the online home auction industry through Hubzu with an innovative residential sales model to create a unique, best-in-class real estate e-commerce engine. As the real estate market continues to evolve, this acquisition puts us in a strong position to work with real estate agents, home buyers and home sellers to deliver value through the fast growing limited service home sales market.”

Last year, the limited service and self-directed real estate category accounted for 30 percent of all home sales, according to research from the National Association of Realtors. Owners.com was launched in January 1996 and today has become one of the largest marketplaces of self-directed home buyers and sellers. Last year consumers listed approximately 35,000 properties for sale on Owners.com with an aggregate asking price of approximately $11.5 billion. Owners.com offers home sellers access to the key professional listing boards necessary to market a home and professional transaction support during the process.

Owners.com Chief Executive Officer Steve Udelson commented, “Altisource has brought incredible technology innovation to real estate. We are very excited to join such an exceptional organization with the same focus on creating efficiencies in real estate that benefits all parties involved, including agents and consumers. The Owners.com team is committed to creating more market impact, and we are confident that being part of Altisource will amplify our ability to drive change and grow our business.”

Altisource purchased the company for $20 million at closing and up to an additional $7 million in potential consideration based on revenue earned in the two consecutive 12-month periods following closing. Owners.com’s management and employees have joined Altisource.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

About Altisource®

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. Altisource leverages proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Altisource has been named to Fortune’s fastest growing global companies two years in a row. Additional information is available at www.Altisource.com.

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